SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 13, 2004

Commission File Number	Registrant, State of Incorporation, Address, and Telephone Number	IRS Employer Identification No.

1-2893	Louisville Gas and Electric Company	61-0264150
(A Kentucky Corporation)
220 West Main Street
P.O. Box 32010
Louisville, Ky. 40232
(502) 627-2000

1-3464	Kentucky Utilities Company	61-0247570
(A Kentucky and Virginia Corporation)
One Quality Street
Lexington, Kentucky 40507-1428
(859) 255-2100

This combined Form 8-K is separately filed by Louisville Gas and Electric Company and Kentucky Utilities Company.  Information contained herein relating to any individual registrant is filed by such registrant on its own behalf and each registrant makes no representation as to information relating to the other registrant.

Item 8.01 Other Events

In connection with a proposed tax-exempt pollution control bond refinancing transaction involving Kentucky Utilities Company (“KU”), an official statement for the bonds has been prepared.  The official statement contains information regarding KU, including current information on the status of certain rate increases and attorney general proceedings previously disclosed by KU and Louisville Gas and Electric Company (“LG&E” and collectively with KU, the “Companies”) in their Form 10-K and Form 10-Q periodic reports.

The following is an excerpt from the official statement:

Electric Rate Case

In December 2003, KU and its affiliate, Louisville Gas and Electric Company (“LG&E”), filed applications with the Kentucky Public Service Commission (the “Kentucky Commission”) requesting increases in their electric rates and in LG&E’s gas rates. KU requested general adjustments in electric rates based on the twelve-month test year ended September 30, 2003.  The revenue increase requested by KU was $58.3 million.

On June 30, 2004, the Kentucky Commission issued an order approving increases in the base electric and gas rates of LG&E and the base electric rates of KU. The Kentucky Commission’s order largely accepted proposed settlement agreements filed in May 2004 by LG&E, KU and a majority of the parties to the rate case proceedings. The rate increases took effect on July 1, 2004.

In the Kentucky Commission’s order, KU was granted an increase in annual base electric rates of approximately $46.1 million (6.8%). Other provisions of the order include decisions on certain depreciation, gas supply clause, environmental cost recovery and value delivery team process amounts or mechanisms and a termination of the earnings sharing mechanism (“ESM”) with respect to all periods after 2003. The order also provided for a recovery before March 31, 2005 by KU of previously requested amounts relating to the ESM during 2003.

During July 2004, the Attorney General of Kentucky (“AG”) served subpoenas on KU and LG&E, as well as on the Kentucky Commission and its staff, requesting information regarding allegedly improper communications between KU and LG&E and the Kentucky Commission, particularly during the period covered by the rate cases. The Kentucky Commission has procedurally reopened the rate cases for the limited purpose of taking evidence, if any, as to the communication issues. Subsequently, the AG filed pleadings with the Kentucky Commission requesting rehearing of the rate cases on certain computational components of the increased rates, including income tax, cost of removal and depreciation amounts. In August 2004, the Kentucky Commission denied the AG’s rehearing request on the cost of removal and depreciation issues, with the effect that the rate increase order is final as to these matters, subject to the parties’ rights to judicial appeals. The Kentucky Commission further agreed to hold in abeyance until mid-October 2004 its further proceedings regarding the AG’s concerns about alleged improper communications until the AG could file with the Kentucky Commission an investigative report regarding the latter issue. In addition, the Kentucky Commission granted a rehearing on the income tax component once the abeyance discussed above is lifted.

In September and October 2004, various proceedings were held in circuit courts in Franklin and Jefferson Counties, Kentucky regarding the scope and timing of document production or other information required or agreed to be produced under the AG’s subpoenas.  The court declined to approve an AG request for unspecified sanctions on KU and LG&E relating to production matters.  LG&E’s and KU’s production of materials requested by the AG is expected to continue.  On October 12, 2004, the AG filed a status report with the Kentucky Commission in which the AG indicated that it had not completed its investigation and requested that the Kentucky Commission continue to hold these matters in abeyance.

KU believes no improprieties have occurred in its communications with the Kentucky Commission and is cooperating with the proceedings before the AG and the Kentucky Commission.

KU is currently unable to estimate the general status or progress of the AG investigation, including when the AG will submit its report to the Kentucky Commission, and the content, findings and recommendations contained in any such report.  KU is currently unable to determine the ultimate impact, if any, of, or any possible future actions of the AG or the Kentucky Commission arising out of, the AG’s report and investigation, including whether there will be any actions to appeal, review or otherwise challenge the granted increases in base rates.

Statements made in this report that state the Companies’ or management’s intentions, expectations or predictions of the future are forward-looking statements.  The Companies’ actual results could differ materially from those projected in the forward-looking statements, and there can be no assurance that estimates of future results will be achieved.  The Companies’ SEC filings contain additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements.

Item 9.01.  Final Statements and Exhibits

(a)           None

(b)           None.

(c)           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Louisville Gas and Electric Company

Dated:	October 13, 2004	By:	/s/ John R. McCall
John R. McCall
Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky Utilities Company

Dated:	October 13, 2004	By:	/s/ John R. McCall
John R. McCall
Executive Vice President, General Counsel and Corporate Secretary